                                                                Exhibit 4.5



                                TRUST AGREEMENT
                                    between
                  Merrill Lynch Trust Company, the Trustee and
                 The Wendt Bristol Health Corp. as the Employer

ARTICLE                                                                            PAGE
-------                                                                            ----
      I         STATUS OF TRUST AND APPOINTMENT AND ACCEPTANCE OF TRUSTEE
                ---------------------------------------------------------
                1.01    Status of Trust                                              1
                1.02    Appointment of Trustee                                       1
                1.03    Acceptance of Appointment                                    1
                1.04    Title of Trust                                               1
                1.05    Effectiveness                                                1

      II        ADMINISTRATIVE AND INVESTMENT FIDUCIARIES
                -----------------------------------------
                2.01    Named Administrative and Investment Fiduciaries              1
                2.02    Identification of Named Fiduciaries and Designees            1

      III       RECEIPTS AND TRUST FUND
                -----------------------
                3.01    Receipt by Trustee                                           2
                3.02    Trust Fund                                                   2
                3.03    Second Trust Fund                                            2

      IV        PAYMENTS, ADMINISTRATIVE DIRECTIONS AND EXPENSES
                ------------------------------------------------
                4.01    Payments by Trustee                                          2
                4.02    Named Administrative Fiduciary's Directions                  3
                4.03    Disputed Payments                                            3
                4.04    Trustee's Compensation and Expenses                          3
                4.05    Taxes                                                        3
                4.06    Expenses of Administration                                   3
                4.07    Restriction on Alienation                                    4
                4.08    Payment on Court Order                                       4

      V         INVESTMENTS
                -----------
                5.01    Investment Management                                        4
                5.02    Investment Managers                                          4
                5.03    Direction of Voting and Other Rights                         5
                5.04    Investment Directions                                        5
                5.05    Communication of Proxy and Other Materials                   5
                5.06    Common and Collective Trust Funds                            6

      VI        RESPONSIBILITIES AND INDEMNITY
                ------------------------------
                6.01    Relationship of Fiduciaries                                  6
                6.02    Benefit of Participants                                      6
                6.03    Status of Trustee                                            6
                6.04    Location of Indicia of Ownership                             6
                6.05    Trustee's Reliance                                           6
                6.06    Indemnification                                              6
                6.07    Protection of Designees                                      7

      VII       POWERS OF TRUSTEE
                -----------------
                7.01    Nondiscretionary Investment Powers                           7
                7.02    Additional Powers of Trustee                                 8

ARTICLE                                                                            PAGE
-------                                                                            -----
     VIII      RECORDS, ACCOUNTINGS AND VALUATIONS
               -----------------------------------
               8.01    Records                                                       8
               8.02    Accountings                                                   8
               8.03    Valuation                                                     8

     IX        RESIGNATION AND REMOVAL OF TRUSTEE
               -----------------------------------
               9.01    Resignation                                                   9
               9.02    Removal                                                       9
               9.03    Appointment of a Successor                                    9
               9.04    Settlement of Account                                         9
               9.05    Expenses and Compensation                                     9
               9.06    Termination of Responsibility and Liability                   9

     X         AMENDMENT AND TERMINATION
               -------------------------
               10.01   Amendment                                                     9
               10.02   Termination                                                   9

     XI        MISCELLANEOUS
               -------------
               11.01   Exclusive Benefit Rule                                       10
               11.02   Refunds to Employer                                          10
               11.03   Authorized Action                                            10
               11.04   Text of Plan                                                 10
               11.05   Conflict with Plan                                           10
               11.06   Failure to Maintain Qualification                            10
               11.07   Governing Law and Construction                               10
               11.08   Arbitration                                                  10
               11.09   Successors and Assigns                                       11
               11.10   Gender                                                       11
               11.11   Headings                                                     11
               11.12   Counterparts                                                 11

                                TRUST AGREEMENT
                                    between
                  Merrill Lynch Trust Company, as the Trustee

                The Wendt Bristol Health Corp., as the Employer

         Trust Agreement entered into as April 16, 1993 by and between the above-named employer (the "Employer") and Merrill Lynch Trust Company, a New Jersey corporation (the "Trustee"), with respect to a trust ("Trust") forming part of the The Wendt Bristol Health Services 401(K) (the "Plan").

The Employer and the Trustee hereby agree as follows:


                                   ARTICLE I

                        STATUS OF TRUST AND APPOINTMENT
                           AND ACCEPTANCE OF TRUSTEE
                           -------------------------

1.01     STATUS OF TRUST. The Trust is intended to be a qualified trust under section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and exempt from taxation pursuant to section 501(a) of the Code.

1.02 APPOINTMENT OF TRUSTEE. The Employer represents that all necessary action has been taken for the appointment of Merrill Lynch Trust Company (the "Trust Company") as trustee of the Trust and that the Trust Agreement constitutes a legal, valid and binding obligation of the Employer.

1.03 ACCEPTANCE OF APPOINTMENT. The Trustee accepts its appointment as trustee of the Trust

1.04     TITLE OF TRUST. The Trust shall be known as the ________________Trust.

1.05 EFFECTIVENESS. This Trust Agreement shall not become effective until executed and delivered by both the Employer and the Trustee.


                                   ARTICLE II
                    ADMINISTRATIVE AND INVESTMENT FIDUCIARIES
                    ----------------------------------------

2.01 NAMED ADMINISTRATIVE AND INVESTMENT FIDUCIARIES. For purposes of this Trust Agreement, the term "Named Administrative Fiduciary" refers to the person named or provided for in the Plan as responsible for the administration and operation of the Plan, and the term "Named Investment Fiduciary" refers to the person provided for in the Plan as responsible for the investment and management of Plan assets to the extent provided for in this Trust Agreement The Named Administrative Fiduciary and the Named Investment Fiduciary may be the same person. If any such person is not named or provided for in the Plan, or if so named or provided for, is not then serving, the Employer shall be the Named Administrative Fiduciary or the Named Investment Fiduciary or both, as the case may be.

2.02 IDENTIFICATION OF NAMED FIDUCIARIES AND DESIGNEES. The Named Administrative Fiduciary and the Named Investment Fiduciary under the Plan shall each be identified to the Trustee in writing by the Employer, and specimen signatures of each, or of each member thereof, as appropriate, shall be provided to the Trustee by the Employer. The Employer shall promptly give written notice to the Trustee of a change in the identity either of the Named Administrative Fiduciary or Named Investment Fiduciary, or any member thereof, as appropriate, and until such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the identity of the Named Administrative Fiduciary or Named Investment Fiduciary, and the members thereof, as appropriate, is unchanged. Each person authorized in accordance with the Plan to give a direction to the Trustee on behalf of the Named Administrative Fiduciary or the Named Investment Fiduciary shall be identified to the Trustee by written notice from the Employer or the Named Administrative Fiduciary or the Named Investment Fiduciary, as the case may be, and such notice shall contain a specimen of the signature. The Trustee shall be entitled to rely upon each such written notice as evidence of the identity and authority of the persons appointed until a written cancellation of the appointment, or the written appointment of a successor, is received by the Trustee from the Employer, the Named Administrative Fiduciary or the Named Investment Fiduciary; as the case may be.

                                  ARTICLE III
                            RECEIPTS AND TRUST FUND
                            -----------------------

3:01 RECEIPT BY TRUSTEE. The Trustee shall receive in cash or other assets acceptable to the Trustee all contributions paid or delivered to it which are allocable under the Plan and to the Trust and all transfers paid or delivered under the Plan to the Trust from a predecessor trustee or another trust (including a trust forming part of another plan qualified under section 401(a) of the Code), provided that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto or coincident therewith, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require. The Trustee shall have no duty or authority to (a) require any contributions or transfers to be made under the Plan or to the Trustee, (b)compute any amount to be contributed or transferred under the Plan to the Trustee, or (c) determine whether amounts received by the Trustee comply with the Plan.

3.02 TRUST FUND. For purposes of this Trust Agreement, the "Trust Fund" consists of all money and other property received by the Trustee pursuant to Section 3.01 hereof, increased by any income or gains on or increment in such assets and decreased by any investment loss or expense, benefit or disbursement paid pursuant to this Trust
         Agreement. The Trustee shall hold the Trust Fund, without distinction between principal and income, as a nondiscretionary trustee pursuant to the terms of this Trust Agreement. All assets of the Trust other than those, if any, held by a second trustee as provided for in Section
         3.03 shall be held in an account governed by the terms and conditions of the Cash Management Account(R) Financial Service for Business Retirement Plans Agreement (the "CMA(R) Account") which the Employer, having reviewed and understood the CMA Account Program Description, hereby directs the Trustee to establish for the Trust with Merrill Lynch, Pierce, Fenner & Smith Incorporated or such other account or accounts as the Employer and the Trustee may agree upon from time to time.

3.03 SECOND TRUST FUND. If the Employer so elects, and the Trust Company consents, the Employer may appoint a second trustee under the Plan with respect to assets which the Employer desires to contribute or have transferred to the Trust Company, as Trustee, but which the Trust Company does not choose to accept. The appointment of a second trustee shall be deemed a representation by the Employer that the Plan contains all appropriate provisions relating to the second trustee. In the event and upon the effectiveness of the acceptance of the second trustee's appointment, the Employer shall be deemed to have created two trust funds under the Plan each governed separately by this Trust Agreement except that with respect to the second trust, this Trust Agreement shall apply as if the second trustee were referred to by name in the introductory paragraph and in Section 1.02 hereof. Each Trustee under such an arrangement shall, however, discharge its duties and responsibilities solely with respect to those assets of the Trust delivered into its possession and, except pursuant to the Employer Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), shall have no duties, responsibilities or obligations with respect to property of the other Trust nor any liability for the acts or omissions of the other Trustee. As a condition to its consent to the appointment of a second trustee, the Trust Company shall assure that recordkeeping, distribution and reporting procedures are established on a coordinated basis between it and the second trustee as the Trust Company considers necessary or appropriate with respect to the Trust.


                                   ARTICLE IV
                PAYMENTS, ADMINISTRATIVE DIRECTIONS AND EXPENSES
                ------------------------------------------------

4.01 PAYMENTS BY TRUSTEE. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the Named Administrative Fiduciary or its designee. Payments by the Trustee shall be transmitted to the Named Administrative Fiduciary or its designee for delivery to the proper payees or to payee addresses supplied by the Named Administrative Fiduciary or its designee, and the Trustee's obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.

4.02 NAMED ADMINISTRATIVE FIDUCIARY'S DIRECTIONS. Directions from or on behalf of the Named Administrative Fiduciary or its designee shall be communicated to the Trustee or the Trustee's designee for the purpose only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee's designee shall not, however, be empowered to implement any such directions except in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any directions under the Plan or this Trust Agreement nor any duty or obligation to review any such direction, act or omission.

4.03 DISPUTED PAYMENTS. If a dispute arises over the propriety of the Trustee making any payment from the Trust Fund, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.

4.04 TRUSTEE'S COMPENSATION AND EXPENSES. If the Employer so elects on the Client Authorization Form submitted to the Trust Company with respect to the Plan (the "Client Authorization Form") or otherwise, the Employer shall (a) pay the Trustee compensation for its services under this Trust Agreement in accordance with the Trustee's fee schedule in effect and applicable at the time such compensation becomes payable, and (b)pay or reimburse the Trustee for all expenses incurred by the Trustee in connection with or relating to the performance of its duties under this Trust Agreement or its status as Trustee, including reasonable attorneys fees. If the Employer does not so elect, such compensation and expenses shall be charged against and withdrawn from the Trust Fund as provided below.

         Until paid by the Employer or charged against and withdrawn from the Trust Fund, as the case may he, the Trustee's compensation and expenses shall be a lien upon the Trust Fund. The Trustee is authorized to charge the Trust Fund for and withdraw from the Trust Fund, without direction from the Named Administrative Fiduciary or any other person, the amount of any such fees or expenses which the Employer has not elected to pay and the amount of any such fees or expenses which the Employer has so elected to pay but which remain unpaid for a period of 60 days after presentation of a statement for such amount to the Employer. Trust Fund assets shall be applied to pay such fees and expenses in the following priority by asset category to the extent thereof held at the time of withdrawal in the Trust Fund subfund or account to which the fee or expense is allocated: (i) uninvested cash balances; (ii) shares of any money market fund or funds held in the Trust Fund; and (iii) any other Trust Fund asset. The Trustee is authorized to allocate its fees and expenses among these subfunds or accounts to which the fees or expenses pertain in such manner as the Trustee deems appropriate under the circumstances unless prior to such allocation the Employer or the Named Administrative Fiduciary specifies the manner in which the allocation is to be made. The Trustee is also authorized but not required to sell any shares or other assets referred to above to the extent necessary for the purpose.

4.05 TAXES. The Trustee is authorized, with or without direction from the Named Administrative Fiduciary or any other person, to withdraw from the Trust Fund and pay any federal, state or local taxes, charges or assessments of any kind levied or assessed against the Trust or assets thereof. Until paid, such taxes shall be a lien against the Trust Fund. The Trustee shall give notice to the Named Administrative Fiduciary of its receipt of a demand for any such taxes, charges or assessment. The Trustee shall not be personally liable for any such taxes, charges or assessments

4.06 EXPENSES OF ADMINISTRATION. Expenses incurred by the Employer, the Named Administrative Fiduciary, the Named Investment Fiduciary, any Investment Manager designated pursuant to Section 5.02 or any other persons designated to act on behalf of the Employer, the Named Administrative Fiduciary or the Named Investment Fiduciary, including reimbursement for expenses incurred in the performance of their respective duties, shall be the obligation of the Employer or other person specified in the Plan. Such expenses, however, may be paid from the Trust Fund upon the written direction to the Trustee of the Named Administrative Fiduciary.

4.07     RESTRICTION ON ALIENATION. Except as provided in Section 4.08 or under section 401(a)(13) of the Code, the interest of any Plan participant or beneficiary in the Trust Fund shall not be subject to the claims of such person's creditors and may not be assigned, sold, transferred, alienated or encumbered. Any attempt to do so shall be void; and the Trustee shall disregard any attempt. Trust assets shall not in any manner be liable for or subject to debts, contracts, liabilities, engagement or torts of any Plan participant or beneficiary, and benefits shall not be considered an asset of any such a person in the event of the persons insolvency or bankruptcy.

4.08 PAYMENT ON COURT ORDER. The Trustee is authorized to make any payments directed by court order in any action in which the Trustee is a party or pursuant to a "qualified domestic relations order" under section 414(p) of the Code; provided that the Trustee shall not make such payment if the Trustee is indemnified and held harmless by the Employer in a manner satisfactory to the Trustee against all consequences of such failure to pay. The Trustee is not obligated to defend actions in which the Trustee is named but shall notify the Employer or Named Administrative Fiduciary of any such action and may tender defense of the action to the Employer, the Named Administrative Fiduciary or the participant or beneficiary whose interest is affected. The Trustee may in its discretion defend any action in which the Trustee is named and any expenses, including reasonable attorneys fees, incurred by the Trustee in that connection shall be paid or reimbursed in accordance with Section 4.04 hereof.


                                   ARTICLE V
                                  INVESTMENTS
                                  -----------

5.01 INVESTMENT MANAGEMENT. The Named Investment Fiduciary shall manage the investment of the Trust Fund except insofar as (a) a person (an "Investment Manager") who meets the requirements of section 3(38) of ERISA has authority to manage Trust assets as referred to in Section
         5.02 hereof or (b) the Plan provides for participant or beneficiary direction of the investment of assets allocable under the Plan to the accounts of such participants and beneficiaries and the Trustee notifies the Employer that such directions will be acceptable. In the latter situation, a list of the participants and beneficiaries and such information concerning them as the Trustee may specify shall be provided by the Employer or the Named Administrative Fiduciary to the Trustee and/or such person(s) as are necessary for the implementation of the directions in accordance with the procedure acceptable to the Trustee. Except as required by ERISA, the Trustee shall invest the Trust Fund as directed by the Named Investment Fiduciary, an Investment Manager or a Plan participant or beneficiary, as the case may be, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment reinvestment of any asset of the Trust. The Trustee may limit the categories of assets in which the Trust Fund may be invested.

         It is understood that the Trustee may, from time to time, have on hand funds which are received as contributions or transfers to the Trust which are awaiting investment or funds from the sale of Trust assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall in accordance with the applicable CMA(R) Account procedures cause such funds to be invested in shares of the money market fund specified by the Employer on the Client Information Form or such other money market fund acceptable to the Trust Company as the Employer or Named Investment Fiduciary may in writing to the Trust Company specify for this purpose from time to time. Any such fund may be sponsored, managed or distributed by an affiliate of the Trust Company. The Employer or the Named Investment Fiduciary, as the case may be, hereby acknowledges that prior to any such specification it has read or will have read the then current prospectus for the specified fund.

5.02 INVESTMENT MANAGERS. Notwithstanding any provision of the Plan to the contrary, the Employer or the Named Investment Fiduciary may appoint one or more Investment Managers, who may be an affiliate of the Trust Company, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust. Any such Investment Manager shall be directed by the Employer or the Named Investment Fiduciary; as the case may be, to act in accordance with the procedures referred to in Section 5.04. The Named Investment Fiduciary shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager.

         If there is more than one Investment Manager whose appointment is effective under the Plan at any one time, the Trustee shall, upon written instructions from the Employer or the Named Investment Fiduciary, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust assets designated by the Employer or the Named Investment Fiduciary.

5.03 DIRECTION OF VOTING AND OTHER RIGHTS. The voting and other rights in securities or other assets held in the Trust shall be exercised by the Trustee as directed by the Named Investment Fiduciary or other person who at the time has the right as referred to in Section 5.01 hereof to direct the investment or reinvestment of the security or other asset involved, provided that notwithstanding any provision of the Plan to the contrary, (a) except as provided in cause (b) of this Section, such voting and other rights in any such security or other asset selected by the Employer or the Named Investment Fiduciary shall be exercised by the Named Investment Fiduciary and (b) such voting and other rights in any "employer security" with respect to the Plan within the meaning of
         Section 407(d)(1) of ERISA which is held in an account under the Plan over which a Plan participant or beneficiary has control as to specific assets to be held therein or which is held in an account which consists solely or primarily of "employer securities" shall be exercised by the participants or beneficiaries having interests in that account. Notwithstanding any provision hereof or of the Plan to the contrary, (i) in the event a Plan participant or beneficiary or an Investment Manager with the right to direct a voting or other decision with respect to any security or other asset held in the Trust does not communicate any decision on the matter to the Trustee or the Trustee's designee by the time prescribed by the Trustee or the Trustee's designee for that purpose or if the Trustee notifies the Named Investment Fiduciary either that it does not have precise information as to the securities or other assets involved allocated on the applicable record date to the accounts of all participants and beneficiaries or that time constraints make it unlikely that participant, beneficiary or Investment Manager direction, as the case may be, can be received on a timely basis, the decision shall be the responsibility of the Named Investment Fiduciary and shall be communicated to the Trustee on a timely basis, and (ii) in the event the Named Investment Fiduciary with any right under the Plan or hereunder to direct a voting or other decision with respect to any security or other asset held in the Trust, including any such right under clause (a) or clause (i) of this Section, does not communicate any decision on the matter to the Trustee or the Trustee's designee by the time prescribed by the Trustee for that purpose, the Trustee may, at the cost of the Employer, retain an Investment Manager with full discretion to make the decision. Except as required by ERISA, the Trustee shall (a) follow all directions above-referred to in this Section and (b) shall have no duty to exercise voting or other rights relating to any such security or other asset.

5.04 INVESTMENT DIRECTIONS. Directions for the investment or reinvestment of Trust assets or of a type referred to in Section 5.03 from the Employer, the Named Investment Fiduciary; an Investment Manager or a Plan participant or beneficiary, as the case may be, shall, in a manner and in accordance with procedures acceptable to the Trustee, be communicated to and implemented by, as the case may be, the Trustee, the Trustee's designee or, with the Trustee's consent, broker/dealer designated for the purpose by the Employer or the Named Investment Fiduciary. Communication of any such direction to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee shall have no liability for its or any other person's following such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 5.03. Neither shall the Trustee have any duty or obligation to review any such investment or other direction, act or omission or, except upon receipt of a proper direction, to invest or otherwise manage any asset of the Trust which is subject to the control of any such person or to exercise any voting or other right referred to in Section 5.03.

5.05 COMMUNICATION OF PROXY AND OTHER MATERIALS. The Employer or Named Administrative Fiduciary shall establish a procedure acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other decision called for thereby or referred to therein of all proxy and other materials bearing on the decision.

5.06 COMMON AND COLLECTIVE TRUST FUNDS. Any person authorized to direct the investment of Trust assets may, if the Trustee and the Named Investment Fiduciary so permit, direct the Trustee to invest such assets in a com-mon or collective trust maintained by the Trustee for the investment of assets of qualified trusts under section 401(a) of the Code, individual retirement accounts under section 408(a) of the Code and plans or governmental units described in section 818(a)(6) of the Code. The documents governing any such common or collective trust fund maintained by the Trustee, and in which Trust assets have been invested, are hereby incorporated into this Trust Agreement by reference.


                                   ARTICLE VI
                         RESPONSIBILITIES AND INDEMNITY
                         ------------------------------

6.01 RELATIONSHIP OF FIDUCIARIES. Each fiduciary of the Plan and this Trust shall be solely responsible for its own acts or omissions. The Trustee shall have no duty to question any other Plan fiduciary's performance of fiduciary duties allocated to such other fiduciary pursuant to the Plan. The Trustee shall not be responsible for the breach of responsibility by any other Plan fiduciary except as provided for in ERISA.

6.02 BENEFIT OF PARTICIPANTS. Each fiduciary shall, within the meaning of the Code and ERISA, discharge its duties with respect to the Trust solely in the interest of participants in the Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan.

6.03 STATUS OF TRUSTEE. The Trustee acknowledges its status as a "fiduciary" of the Plan within the meaning of ERISA.

6.04 LOCATION OF INDICIA OF OWNERSHIP. Except as permitted by ERISA, the Trustee shall not maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

6.05 TRUSTEE'S RELIANCE. The Trustee shall have no duty to inquire whether directions by the Employer, the Named Administrative Fiduciary, the Named Investment Fiduciary or any other person conform to the Plan, and the Trustee shall be fully protected in relying on any such direction communicated in accordance with procedures acceptable to the Trustee from any person who the Trustee reasonably believes is a proper person to give the direction. The Trustee shall have no liability to any participant, any beneficiary or any other person for payments made, any failure to make payments, or any discontinuance of payments, on direction of the Named Administrative Fiduciary, the Named Investment Fiduciary or any designee of either of them or for any failure to make payments in the absence of directions from the Named Administrative Fiduciary or any person responsible for or purporting to be responsible for directing the investment of Trust assets. The Trustee shall have no obligation to request proper directions from any person. The Trustee may request instructions from the Named Administrative Fiduciary or the Named Investment Fiduciary and shall have no duty to act or liability for failure to act if such instructions are not forthcoming. The Trustee shall have no responsibility to determine whether the Trust Fund is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the Trust Fund.

6.06 INDEMNIFICATION. The Employer hereby indemnifies the Trustee against and shall hold the Trustee harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys fees, imposed upon the Trustee or incurred by the Trustee as a result of any acts taken, or any failure to act, in accordance with the directions from the Named Administrative Fiduciary, Named Investment Fiduciary, Investment Manager or any other person specified in Article IV or V hereof, or any designee of any such person, or by reason of the Trustee's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust as provided for in Section 3.02, the Employer's obligations in the foregoing regard to be satisfied promptly on request by the Trustee, provided that in the event that the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense.

6.07 PROTECTION OF DESIGNEES. To the extent that any designee of the Trustee is performing a function of the Trustee under this Trust Agreement, the designee shall have the benefit of all of the applicable limitations on the scope of the Trustee's duties and liabilities, all applicable rights of indemnification granted hereunder to the Trustee and all other applicable protections of any nature afforded to the Trustee.


                                  ARTICLE VII
                               POWERS OF TRUSTEE
                               -----------------

7.01 NONDISCRETIONARY INVESTMENT POWERS. At the direction of the person authorized to direct such action as referred to in Article V hereof, hut limited to those assets or categories of assets acceptable to the Trustee as referred to in Section 5.01, the Trustee, or the Trustee's designee or a broker/dealer as referred to in Section 5.04, is authorized and empowered:

         (a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

         (b) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

         (c) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

         (d) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee necessary for the protection of the Trust Fund; to vote any corporate stock either in person or by proxy; with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with or transfer title to any protective or other committee; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;

         (e) Subject to Section 5.01 hereof, to hold in cash, without liability for interest, such portion of the Trust Fund which it is directed to so hold pending investments, or payment of expenses, or the distribution of benefits;

         (f) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust Fund, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

         (g) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

         (h) To invest in any common or collective trust fund of the type referred to in Section 5.06 hereof maintained by the Trustee;

         (i) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of New Jersey, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

         (j) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security, subject to applicable requirements of the Code and ERISA; and

         (k) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

7.02 ADDITIONAL POWERS OF TRUSTEE. To the extent necessary or which it deems appropriate to implement its powers under Section 7.01 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust Fund, the Trustee shall have the following additional powers and authority:

         (a) to register securities, or any other property in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

         (b) to designate and engage the services of, and to delegate powers and responsibilities to such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement and to the extent permissible under ERISA, to pay their reasonable expenses and compensation;

         (c) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

         (d) generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust Fund.


                                  ARTICLE VIII
                      RECORDS, ACCOUNTINGS AND VALUATIONS
                      -----------------------------------

8.01 RECORDS. The Trustee shall maintain or cause to be maintained accurate records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable times during normal business hours for inspection or audit by the Named Administrative Fiduciary and the Named Investment Fiduciary or any person designated for the purpose by either of them.

8.02 ACCOUNTINGS. Within 90 days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Named Administrative Fiduciary a written accounting setting forth all transactions since the end of the period covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Named Administrative Fiduciary, and if previously agreed to by the Trustee, the Trustee shall submit to the Named Administrative Fiduciary interim valuations, reports or other information pertaining to the Trust.

         The Named Administrative Fiduciary may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within 60 days after receipt of the accounting. Any such approval shall be binding on the Employer, the Named Administrative Fiduciary; the Named Investment Fiduciary and, to the extent permitted by ERISA, all other persons.

8.03 Valuation. The assets of the Trust shall be valued as of each valuation date under the Plan at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources. The reasonable costs incurred in establishing values of the Trust Fund shall be a charge against the Trust Fund, unless paid by the Employer.

         When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Employer, Named Administrative Fiduciary, Named Investment Fiduciary, appraisers, or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.

                                   ARTICLE IX
                       RESIGNATION AND REMOVAL OF TRUSTEE
                       ----------------------------------

9.01 RESIGNATION. The Trustee may resign at any time upon at least 30 days written notice to the Employer.

9.02 REMOVAL. The Employer may remove the Trustee upon at least 30 days written notice to the Trustee.

9.03 APPOINTMENT OF A SUCCESSOR. Upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Upon failure of the Employer to appoint, or the failure of the effectiveness of the appointment by the Employer of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.

         Promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee, the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust Fund and all property of the Trust after deducting therefrom such amounts as the Trustee deems necessary to provide for expenses, taxes, compensation or other amounts due to or by the Trustee pursuant to Sections 4.04 or
         5.03 hereof not paid by the Employer prior to the delivery.

9.04 SETTLEMENT OF ACCOUNT. Upon resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which settlement shall be made, at the Trustee's option, either by an agreement of settlement between the Trustee and the Employer or by a judicial settlement in an action instituted by the Trustee. The Employer shall bear the cost of any such judicial settlement, including reasonable attorneys fees.

9.05 EXPENSES AND COMPENSATION. The Trustee shall not be obligated to transfer Trust assets until the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

9.06 TERMINATION OF RESPONSIBILITY AND LIABILITY. Upon settlement of the account and transfer of the Trust Fund to the successor trustee, all rights and privileges under this Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall, except as otherwise required by ERISA, terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.


                                   ARTICLE X
                           AMENDMENT AND TERMINATION
                           -------------------------

10.01 AMENDMENT. The Employer reserves the right to amend this Trust Agreement, provided that no amendment of this Trust Agreement or the Plan shall be effective which would (a) cause any assets of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Plan participants or their beneficiaries other than an amendment permissible under the Code and ERISA, or (b)affect the rights, duties, responsibilities, obligations or liabilities of the Trustee without the Trustee's written consent. The Employer shall amend this Trust Agreement as requested by the Trustee to reflect changes in law which counsel for the Trustee advises the Trustee require such changes. Amendments to the Trust Agreement or a certified copy of the amendments shall be delivered to the Trustee promptly after adoption, and if practicable under the circumstances, any proposed amendment under consideration by the Employer shall be communicated to the Trustee to permit the Trustee to review and comment thereon in due course before the Employer acts on the proposed amendment.

10.02 TERMINATION. The Trust may be terminated by the Employer upon at least 60 days written notice to the Trustee. Upon such termination, and subject to Section 11.01 hereof, the Trust Fund shall be distributed as directed by the Named Administrative Fiduciary.

                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

11.01 EXCLUSIVE BENEFIT RULE. Except as provided in Section 11.02, or as otherwise permitted as required by ERISA or the Code, no asset of this Trust shall be used for, or diverted to, purposes other than the exclusive benefit of Plan participants or their beneficiaries or for the reasonable expenses of administering the Plan and Trust until all liabilities for benefits due Plan participants or their beneficiaries have been satisfied.

11.02 REFUNDS TO EMPLOYER. The Trustee shall, upon the written direction of the Named Administrative Fiduciary which shall include a certification that such action is proper under the Plan, ERISA and the Code specifying any relevant sections thereof, return to the Employer any amount referred to in section 403(c)(2) of ERISA.

11.03 AUTHORIZED ACTION. Any action to be taken under this Trust Agreement by an Employer or other person which is: (a) a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered by the board of directors to take the action involved,
         (b) a partnership shall be taken by an authorized general partner of the partnership, and (c) a sole proprietorship by the sole proprietor.

11.04 TEXT OF PLAN. The Employer represents that prior to the execution of this Trust Agreement by both parties it delivered to the Trustee the text of the Plan as in effect as of the date of this Trust Agreement. The Employer shall deliver to the Trustee promptly after adoption thereof a certified copy of each other amendment of the Plan.

11.05 CONFLICT WITH PLAN. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other document shall be deemed to affect such rights, duties, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

11.06 FAILURE TO MAINTAIN QUALIFICATION. If the Trust falls to qualify as a qualified trust under section 401(a) of the Code, or loses its status as such a qualified trust, the Employer shall immediately so notify the Trustee, and the Trustee shall, without further notice or direction, remove the Trust assets from any common or collective trust fund maintained by the Trustee for investments by qualified trusts.

11.07 GOVERNING LAW AND CONSTRUCTION. THIS TRUST AGREEMENT AND THE TRUST SHALL BE CONSTRUED, ADMINISTERED AND GOVERNED UNDER ERISA AND OTHER PERTINENT FEDERAL LAW, AND TO THE EXTENT THAT FEDERAL LAW IS INAPPLICABLE, UNDER THE LAWS OF THE STATE OF NEW JERSEY. IF ANY PROVISION OF THIS TRUST AGREEMENT IS SUSCEPTIBLE TO MORE THAN ONE INTERPRETATION, THE INTERPRETATION TO BE GIVEN IS THAT WHICH IS CONSISTENT WITH THE TRUST BEING A QUALIFIED TRUST UNDER SECTION 401(a) OF THE CODE. IF ANY PROVISION OF THIS TRUST AGREEMENT IS HELD BY A COURT OF COMPETENT JURISDICTION TO BE INVALID OR UNENFORCEABLE, THE REMAINING PROVISIONS SHALL CONTINUE TO BE FULLY EFFECTIVE TO THE EXTENT POSSIBLE UNDER THE CIRCUMSTANCES.

11.08    ARBITRATION.

                  -        Arbitration is final and binding on the parties.

                  - The parties are waiving their right to seek remedies in court, including the right to jury trial.

                  - Pre-arbitration discovery is generally more limited than and different from court proceedings.

                  - The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

                  - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

         The Employer agrees that all controversies which may arise between the Employer and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with the trust, including, but not limited to, those involving conduct of the CMA Account, and any transactions therein, or the construction, performance, or breach of this or any other agreement between the Employer and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date thereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted only before the New York Stock Exchange, Inc., The American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, The National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The Employer may elect in the first instance whether arbitration shall be conducted before The New York Stock Exchange, Inc., The American Stock Exchange, Inc., other exchange of which MLPF&S is a member, The National Association of Securities Dealers, Inc., or The Municipal Securities Rulemaking Board, but if the employer fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, Employee Benefit Trust Operations, P.O. Box 30532,
         New Brunswick, New Jersey 08989-0532, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election, then MLPF&S and/or the Trustee may make such election. Judgment upon the award or arbitrators may be entered in any court, state or federal, having jurisdiction.

11.09 SUCCESSORS AND ASSIGNS. This Trust Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.10 GENDER. As used in this Trust Agreement, the masculine gender shall include the feminine and the neuter genders and the singular shall include the plural and the plural the singular as the context requires.

11.11 HEADINGS. Headings and subheadings in this Trust Agreement are for convenience of reference only and are not to be considered in the construction of the provisions of the Trust Agreement.

11.12 COUNTERPARTS. This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and these counterparts shall constitute one and the same instrument which may be sufficiently evidenced by any one counterpart.

           IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

           By signing this Agreement, the undersigned Employer acknowledges (1) that, in accordance with paragraph 11.08 on page 10 of this Agreement, the Employer is agreeing in advance to arbitration any controversies which may arise with either or both Merrill Lynch Trust Company or Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (2) receipt of a copy of this Agreement.



                                   The Wendt Bristol Health Services Corporation
                                   ---------------------------------------------
                                   (Employer)


                                   By:/s/ Sheldon A. Gold
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   MERRILL LYNCH TRUST COMPANY, TRUSTEE

                                   By:/s/ Chris Rosin
                                      -----------------------------------------
                                      Name:   Chris Rosin
                                           ------------------------------------
                                      Title:  V.P. - Section Manager
                                            -----------------------------------